Exhibit 10.1

AMENDMENT AND

EXCHANGE AGREEMENT

This AMENDMENT AND EXCHANGE AGREEMENT (the “Agreement”) is made as of April 22, 2020, by and among Ocugen, Inc., a Delaware corporation formerly known as Histogenics Corporation (the “Company”), Ocugen OpCo, Inc., a Delaware corporation formerly known as Ocugen, Inc. (“OpCo”), and the investor signatory hereto (the “Investor”).

WHEREAS, the Investor is the holder of a Series A Warrant to Purchase Common Stock described on the Investor’s signature page attached hereto (the “Warrant” and together with the Series A Warrants to Purchase Common Stock issued to the Other Investors (defined below), the “Warrants”) issued by the Company to the Investor on October 4, 2019 pursuant to that certain Securities Purchase Agreement (the “Securities Purchase Agreement”) dated as of June 13, 2019 by and among the Company, the Investor and the other investors listed on the signature pages attached thereto (the “Other Investors”, and together with the Investor, the “Investors”);

WHEREAS, concurrently with the effectiveness of this Agreement, pursuant to a separate subscription agreement of even date herewith, the Company will issue and sell one thousand (1,000) shares of Common Stock to an accredited investor at a per share price of $0.395, in a transaction exempt under Regulation D under the 1933 Act (the “Stock Issuance”);

WHEREAS, the Stock Issuance constitutes a Dilutive Issuance and thereby triggers the adjustments to the Exercise Price and number of Warrant Shares acquirable upon exercise of the Warrant as set forth in Section 2 of the Warrant;

WHEREAS, Section 10(e) of the Securities Purchase Agreement provides that the Securities Purchase Agreement may be amended with the prior written consent of the Company, OpCo and holders of at least a majority of the aggregate amount of the Common Stock, Warrants, Series B Warrants to Purchase Common Stock, Series C Warrants to Purchase Common Stock and Warrant Shares issued and issuable thereunder and under such warrants (the “SPA Required Holders”);

WHEREAS, immediately following the effectiveness of the subscription agreement relating to the Stock Issuance, the Company, OpCo and the Investor desire to amend the terms of the Securities Purchase Agreement on the terms set forth in this Agreement (the “SPA Amendment”), with such amendment to be effective upon receipt by the Company of (i) this Agreement duly executed and delivered by the Company, OpCo and the Investor and (ii) Other Exchange Agreements (as defined below) duly executed and delivered by the Company and certain Other Investors, which together with the Investor represent the SPA Required Holders;

WHEREAS, Section 9 of the Warrants provides that any terms of the Warrants may be amended with the prior written consent of the Company and the Required Holders (as defined in the Warrants), and that any such amendment shall be binding on the holders of all outstanding Warrants;

WHEREAS, in consideration of the Company’s offer to the Investor and all Other Investors to effect the Exchange (as defined in Section 2.3), the Investor and the Company each desire to amend the Warrants to revise the number of Warrant Shares issuable under the Warrants and, following the adjustments to the Exercise Price and number of Warrant Shares effected by the Stock Issuance, to delete certain provisions in Section 2 of the Warrants, with such amendment to be effective upon receipt by the Company of (i) this Agreement duly executed and delivered by the Company and the Investor and (ii) Other Exchange Agreements (as defined below) duly executed and delivered by the Company and certain Other Investors, which together with the Investor represent the Required Holders (as defined in the Warrants) (the “Required Holders”); and

WHEREAS, subject to the terms and conditions set forth in this Agreement and in reliance on Section 3(a)(9) of the Securities Act of 1933, as amended (the “Securities Act”), the Company desires to exchange with the Investor, and the Investor desires to exchange with the Company, the Warrant (such Warrant to be exchanged, as indicated on the Investor’s signature page attached hereto, the “Existing Warrant”) for (i) the number of shares of Common Stock set forth on the Investor’s signature page attached hereto (the “Shares”) and (ii) the principal amount of Senior Notes, in the form attached hereto as Exhibit A, set forth on the Investor’s signature page attached hereto (the “Notes” and together with the Shares, the “Exchange Securities”).

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in consideration of the premises and the mutual agreements, representations and warranties, provisions and covenants contained herein, the parties hereto, intending to be legally bound hereby, agree as follows:

1.                  Definitions. Capitalized terms not otherwise defined in this Agreement shall have the meanings set forth in the Warrant.

2.                  Amendment and Exchange.

2.1              As of the Effective Time (as defined in Section 2.4) on the Closing Date (as defined in Section 2.3), immediately following the effectiveness of the subscription agreement relating to the Stock Issuance, subject to the terms and conditions of this Agreement, including, without limitation, those set forth in Section 2.4, the Investor, the Company and OpCo hereby amend the Securities Purchase Agreement by deleting the entirety of Sections 5(e) (Use of Proceeds), 5(g) (Listing), 5(k) (Corporate Existence) and 5(s) (Variable Securities).

2.2              As of the Effective Time (as defined in Section 2.4) on the Closing Date (as defined in Section 2.3), immediately following the effectiveness of the SPA Amendment set forth in Section 2.1 and immediately prior to the consummation of the Exchange (as defined in Section 2.3), subject to the terms and conditions of this Agreement, including, without limitation, those set forth in Section 2.4, the Investor and the Company hereby amend all of the Warrants as follows (the “Warrant Amendment”):

(a)               In consideration of the Company’s offer to the Investor and all Other Investors to effect the Exchange (as defined in Section 2.3), the Investor agrees that a new Section 1(h) is hereby added to the Warrants, which shall state as follows:

“(e) Warrant Shares. Notwithstanding anything herein to the contrary, with respect to the number of Warrant Shares issuable under this Warrant as of April 22, 2020, upon exercise of this Warrant in accordance with the terms set forth in Sections 1(a) or 1(d) hereof and in lieu of such number of Warrant Shares, the Holder shall be entitled to receive a number of shares of Common Stock equal to such number of Warrant Shares multiplied by 0.3038, rounded to the nearest whole share.”

(b)               Section 4 of the Warrants is hereby amended to delete (i) the words “FUNDAMENTAL TRANSACTIONS” in the header of such section, (ii) the entirety of Sections 4(b) and 4(c) and (iii) any defined term listed in Section 17 that is used only in Sections 4(b) or 4(c).

(c)               Following the effectiveness of the subscription agreement related to the Stock Issuance and the resulting adjustment to the number of Warrant Shares and the Exercise Price, Sections 2(a), (b) and (d) of the Warrants are hereby deleted and replaced with “Intentionally Omitted.” Sections 2(a), (b) and (d) shall have no further force or effect after the time of the adjustments effected in connection with the Stock Issuance.

Pursuant to Section 9 of the Warrants, the amendments to the Warrants set forth herein shall be binding on the holders of all outstanding Warrants. Except as expressly set forth in this Section 2.2, the provisions of the Warrants shall remain in full force and effect.

2.3              On the Closing Date, immediately following the consummation of the SPA Amendment set forth in Section 2.1 and the Warrant Amendment set forth in Section 2.2, subject to the terms and conditions of this Agreement, including, without limitation, those set forth in Section 2.4, the Investor shall, and the Company shall, pursuant to Section 3(a)(9) of the Securities Act, exchange the Existing Warrant for the Exchange Securities (the “Exchange”). Subject to the conditions set forth herein, including, without limitation, those set forth in Section 2.4, the consummation of the Exchange shall take place on the date hereof, or at such other time and place as the Company and the Investor mutually agree in writing (the “Closing” and such date, the “Closing Date”). At the Closing, the following transactions shall occur to effect the Exchange:

a)	On the Closing Date, in exchange for the Existing Warrant, the Company shall deliver the Exchange Securities to the Investor (or its designee) in accordance with the Investor’s delivery instructions set forth on the Investor signature page attached hereto. Upon the Investor’s (or its designee’s) receipt of the Exchange Securities in accordance with this Section 2.3(a), all of the Investor’s rights under the Existing Warrant shall be extinguished. The Investor shall use commercially reasonable efforts to tender to the Company the Existing Warrant as promptly as practicable following the Closing Date.

b)	On the Closing Date, the Investor shall be deemed for all corporate purposes to have become the holder of record of the Exchange Securities, irrespective of the date such Exchange Securities are delivered to the Investor in accordance herewith. The Existing Warrant shall be deemed for all corporate purposes to have been cancelled upon receipt of the Exchange Securities in accordance with Section 2.3(a) above.

2.4              The provisions of this Agreement shall be effective, and shall only be effective, upon receipt by the Company of (i) this Agreement duly executed and delivered by the Company, OpCo and the Investor and (ii) agreements (the “Other Exchange Agreements”) substantially identical in form and substance to this Agreement duly executed and delivered by the Company and certain Other Investors, which together with the Investor represent the Required Holders (the “Effective Time”); provided, however, that the SPA Amendment will be effective only upon the receipt by the Company of this Agreement and Other Exchange Agreements representing the approval of the SPA Required Holders. Also, if the Exchange is not consummated by the Company and the Required Holders on or prior to April 27, 2020, this Agreement shall be deemed to be void ab initio.

2.5              The Company and the Investor shall execute and/or deliver such other documents and agreements as are reasonably necessary to effectuate the Warrant Amendment, the SPA Amendment and the Exchange, including, at the request of the Company or its transfer agent, executed stock powers in customary form.

3.                  Closing Conditions.

3.1              Conditions to Investor’s Obligations. The obligation of the Investor to consummate the Exchange is subject to the fulfillment, to the Investor’s reasonable satisfaction, prior to or at the Closing, of each of the following conditions, provided that these conditions are for the Investor’s sole benefit and may be waived by the Investor at any time in its sole discretion by providing the Company with prior written notice thereof:

(a)               Representations and Warranties. The representations and warranties of the Company contained in this Agreement shall be true and correct in all material respects (except for those representations and warranties that are qualified by materiality or Material Adverse Effect, which are accurate in all respects) on the date hereof and on and as of the Closing Date as if made on and as of such date.

(b)               Issuance of Shares. At the Closing, the Company shall cause the Shares to be delivered via The Depository Trust Company Deposit or Withdrawal at Custodian (“DWAC”) system for the accounts of the Investor, as set forth on the Investor’s signature page hereto.

(c)               Issuance of Notes. At the Closing, the Company shall cause the Notes to be delivered to the Investor at the address set forth on the Investor’s signature page hereto.

(d)               No Actions. No action, proceeding, investigation, regulation or legislation shall have been instituted, threatened or proposed before any court, governmental agency or authority or legislative body to enjoin, restrain, prohibit or obtain substantial damages in respect of, this Agreement or the consummation of the transactions contemplated by this Agreement.

(e)               Proceedings and Documents. All proceedings in connection with the transactions contemplated hereby and all documents and instruments incident to such transactions shall be satisfactory in substance and form to the Investor, and the Investor shall have received all such counterpart originals or certified or other copies of such documents as they may reasonably request.

(f)                Listing of Common Stock. The Common Stock (I) shall be designated for quotation or listed on the Principal Market and (II) shall not have been suspended, as of the Closing Date, by the SEC or the Principal Market from trading on the Principal Market as of the Closing Date, in writing by the SEC or the Principal Market.

(g)               Listing of Shares. The Company shall have obtained the listing of the Shares on the Principal Market.

(h)               Approvals. The Company shall have obtained all governmental, regulatory or third party consents and approvals, including, without limitation, approval of the Principal Market, necessary for the transactions contemplated hereby.

3.2              Conditions to the Company’s Obligations. The obligation of the Company to consummate the Exchange is subject to the fulfillment, to the Company’s reasonable satisfaction, prior to or at the Closing, of each of the following conditions, provided that these conditions are for the Company’s sole benefit and may be waived by the Company at any time in its sole discretion by providing the Investor with prior written notice thereof:

(a)               Representations and Warranties. The representations and warranties of the Investor contained in this Agreement shall be true and correct in all material respects (except for those representations and warranties that are qualified by materiality or material adverse effect, which are accurate in all respects) on the date hereof and on and as of the Closing Date as if made on and as of such date.

(b)               No Actions. No action, proceeding, investigation, regulation or legislation shall have been instituted, threatened or proposed before any court, governmental agency or authority or legislative body to enjoin, restrain, prohibit, or obtain substantial damages in respect of, this Agreement or the consummation of the transactions contemplated by this Agreement.

(c)               Proceedings and Documents. All proceedings in connection with the transactions contemplated hereby and all documents and instruments incident to such transactions shall be satisfactory in substance and form to the Company and the Company shall have received all such counterpart originals or certified or other copies of such documents as the Company may reasonably request.

4.                  Representations and Warranties of the Company. The Company hereby represents and warrants to Investor that:

4.1              Organization, Good Standing and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Company is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to so qualify would have a material adverse effect on its business or properties.

4.2              Authorization. All corporate action on the part of the Company, its officers, directors and stockholders necessary for the authorization, execution and delivery of this Agreement and the performance of all obligations of the Company hereunder, and the authorization of the Warrant Amendment, the SPA Amendment and the Exchange, including, without limitation, the issuance of the Exchange Securities, have been taken on or prior to the date hereof.

4.3              Valid Issuance of the Shares. The Shares, when issued and delivered in accordance with the terms of this Agreement, for the consideration expressed herein, will be duly and validly issued, fully paid and non-assessable. Assuming the accuracy of the representations made by the Investor in Section 5, the Exchange Securities will not bear any restrictive legend and will be freely tradable without any restrictions or limitations under applicable securities laws, rules and regulations.

4.4              Compliance With Laws. In connection with the Exchange, the Company has not violated any law or any governmental regulation or requirement, including, without limitation, the rules and regulations of The Nasdaq Capital Market, which violation has had or would reasonably be expected to have a material adverse effect on its business, and the Company has not received written notice of any such violation.

4.5              Affiliate Status of Investor. The Investor is not: (i) an officer or director of the Company, (ii) to the Company’s knowledge, an “affiliate” of the Company (as defined in Rules 144 under the Securities Act), and (iii) to the Company’s knowledge, based on the most recent Schedule 13G filed by the Investor with the U.S. Securities and Exchange Commission (“SEC”), the “beneficial owner” (as that term is defined under the Securities Exchange Act of 1934 (“Exchange Act”)) of more than 10% of the issued and outstanding Common Stock.

4.6              Consents; Waivers. No consent, waiver, approval or authority of any nature, or other formal action, by any Person, not already obtained, is required in connection with the execution and delivery of this Agreement by the Company or the consummation by the Company of the transactions provided for herein and therein.

4.7              Absence of Litigation. Except for such proceedings that are described in the Company’s current and periodic reports filed with the SEC, there is no action, suit, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the Company, threatened against or affecting the Company, the Exchange Securities or any of the Company’s officers or directors in their capacities as such.

4.8              No Group. The Company represents to the Investor that the Company may be entering into one or more Other Exchange Agreements with certain Other Investors. However, the Company hereby represents that it is not aware of any relationship between the Investor and any Other Investor, other than the relationship between the Investor and funds managed by the investment manager of the Investor.

4.9              Validity; Enforcement; No Conflicts. This Agreement has been duly and validly authorized, executed and delivered on behalf of the Company and constitutes a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its respective terms, except as such enforceability may be limited by general principles of equity or to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies. The execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the transactions contemplated hereby will not (i) result in a violation of the organizational documents of the Company or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company is a party or by which it is bound, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities or “blue sky” laws) applicable to the Company, except in the case of clause (ii) and (iii) above, for such conflicts, defaults or rights which would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of the Company to perform its obligations hereunder.

4.10          No Commission Paid. Neither the Company nor any of its affiliates nor any Person acting on behalf of or for the benefit of any of the foregoing, has paid or given, or agreed to pay or give, directly or indirectly, any commission or other remuneration (within the meaning of Section 3(a)(9) of the Securities Act and the rules and regulations of the SEC promulgated thereunder) for soliciting the Exchange.

4.11          Application of Takeover Protections; Rights Agreement. The Company and its board of directors have taken all necessary action, if any, in order to render inapplicable the Company’s issuance of the Exchange Securities and the Investor’s ownership of such Exchange Securities from the provisions of any control share acquisition, interested stockholder, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Certificate of Incorporation of the Company or the laws of the state of its incorporation which is or could become applicable to the Investor as a result of the transactions contemplated by this Agreement, including, without limitation, the Company’s issuance of the Exchange Securities and the Investor’s ownership of such Exchange Securities. The Company does not have any stockholder rights plan or similar arrangement relating to accumulations of beneficial ownership of Common Stock or a change in control of the Company.

4.12          Shell Company Status. The Company is not, and has never been, an issuer identified in, or subject to, Rule 144(i)(1) of the Securities Act.

5.                  Representations and Warranties of the Investor. The Investor hereby represents, warrants and covenants that:

5.1              Authorization. The Investor has full power and authority to enter into this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby and has taken all action necessary to authorize the execution and delivery of this Agreement, the performance of its obligations hereunder and the consummation of the transactions contemplated hereby.

5.2              Investment Experience. The Investor can bear the economic risk of its investment in the Exchange Securities, and has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of an investment in the Exchange Securities. Investor is acting for the benefit of its own account, is a sophisticated investor, and has such knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks of entering into this transaction. Investor is an “accredited investors”, as that term is defined in the rules promulgated under the Securities Act.

5.3              Information. The Investor and its advisors, if any, have been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and issuance of the Exchange Securities which have been requested by the Investor. The Investor has had the opportunity to review the Company’s filings with the SEC. The Investor and its advisors, if any, have been afforded the opportunity to ask questions of the Company. Neither such inquiries nor any other due diligence investigations conducted by the Investor or its advisors, if any, or its representatives shall modify, amend or affect the Investor’s right to rely on the Company’s representations and warranties contained herein. The Investor understands that its investment in the Exchange Securities involves a high degree of risk. The Investor has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the Exchange Securities. The Investor is relying solely on its own accounting, legal and tax advisors, and not on any statements of the Company or any of its agents or representatives, for such accounting, legal and tax advice with respect to its acquisition of the Exchange Securities and the transactions contemplated by this Agreement.

5.4              Affiliate Status of Investor; Holding Period. The Investor is not: (i) to Investor’s knowledge, an “affiliate” of the Company (as defined in Rules 144 under the Securities’ Act), and (ii) to Investors knowledge, the “beneficial owner” (as that term is defined under the Exchange Act) of more than 10% of the Common Stock. The Existing Warrant has been held by the Investor for a holding period of not less than six months; provided, that in making the foregoing representation, the Investor has tacked the holding period during which Existing Warrant was held by one or more funds managed by the investment manager of the Investor, none of which were at any time an “affiliate” of the Company.

5.5              No Governmental Review. The Investor understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Exchange Securities or the fairness or suitability of the investment in the Exchange Securities nor have such authorities passed upon or endorsed the merits of the offering of the Exchange Securities.

5.6              Validity; Enforcement; No Conflicts. This Agreement has been duly and validly authorized, executed and delivered on behalf of the Investor and shall constitute the legal, valid and binding obligations of the Investor enforceable against the Investor in accordance with its terms, except as such enforceability may be limited by general principles of equity or to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies. The execution, delivery and performance by the Investor of this Agreement and the consummation by the Investor of the transactions contemplated hereby will not (i) result in a violation of the organizational documents of the Investor or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Investor is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities or “blue sky” laws) applicable to the Investor, except in the case of clause (ii) and (iii) above, for such conflicts, defaults or rights which would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of the Investor to perform its obligations hereunder.

5.7              Title. The Investor is the beneficial owner and sole legal owner of, and has good and valid title to, the Existing Warrant, free and clear of any mortgage, lien, pledge, charge, security interest, encumbrance, title retention agreement, option, equity or other adverse claim thereto other than encumbrances by one or more brokers of the Investor, which shall terminate upon the Closing, and encumbrances under federal or state securities laws (“Claims”). The Investor has not, in whole or in part, (i) assigned, transferred, hypothecated, pledged or otherwise disposed of the Existing Warrant or its rights in the Existing Warrant, or (ii) given any Person any transfer order, power of attorney or other authority of any nature whatsoever with respect to the Existing Warrant. Good and valid title to the Existing Warrant, free and clear of any Claims, will pass to the Company upon consummation of the transaction contemplated hereby.

6.                  Additional Covenants.

6.1              Leak-Out Agreement.

(a)               The Investor agrees with the Company that from the Effective Time through 4:00 p.m. ET on May 1, 2020, neither such Investor, nor any affiliate of such Investor which (x) had or has knowledge of the transactions contemplated by the Securities Purchase Agreement and/or the Warrants, (y) has or shares discretion relating to such Investor’s investments or trading or information concerning such Investor’s investments, including in respect of the Warrant Shares, or (z) is subject to such Investor’s review or input concerning such affiliate’s investments or trading (together, such “Investor’s Trading Affiliates”), collectively, shall sell, dispose or otherwise transfer, directly or indirectly (including, without limitation, any sales, short sales, swaps or any derivative transactions that would be equivalent to any sales or short positions), on any Trading Day (any such date, a “Date of Determination”), shares of Common Stock of the Company, Warrant Shares or shares of common stock of the Company underlying any other Convertible Securities, held by such Investor on the effective date of this Agreement (collectively, the “Restricted Securities”), in an amount representing more than the percentage set forth on such Investor’s signature page to this Amendment (the “Restriction Percentage”) of the composite trading volume of Common Stock as reported by Bloomberg, LP on each applicable Date of Determination; provided, that the foregoing restriction shall not apply to any actual “long” (as defined in Regulation SHO of the 1934 Act) sales by such Investor or any of such Investor’s Trading Affiliates at a price greater than $0.50 (in each case, as adjusted for stock splits, stock dividends, stock combinations, recapitalizations or other similar events occurring after the date hereof); provided, further, the foregoing restriction shall not apply to any actual “long” sales of shares of Common Stock purchased in open market transactions by such Investor or any of such Investor’s Trading Affiliates.

(b)               Notwithstanding anything in this Section 6.1 to the contrary, the Investor may, directly or indirectly, sell or transfer all, but not less than all, of any Restricted Securities to any Person (an “Assignee”) in a transaction which does not need to be reported on the consolidated tape on the Principal Market, without complying with (or otherwise limited by) the restrictions set forth in this Section 6.1; provided, that as a condition to any such sale or transfer an authorized signatory of the Company and such Assignee duly execute and deliver a leak-out agreement having operative provisions at least as restrictive as this Section 6.1.

6.2              Additional Issuances of Securities.

(i)                 For purposes of this Section 6.2, the following definitions shall apply.

(1)   "Convertible Securities" means any stock or securities (other than Options (as defined below)) convertible into or exercisable or exchangeable for shares of Common Stock.

(2)   "Options" means any rights, warrants or options to subscribe for or purchase shares of Common Stock or Convertible Securities.

(3)   "Common Stock Equivalents" means, collectively, Options and Convertible Securities.

(ii)              Until May 2, 2020, other than with respect to issuances of Common Stock and/or Common Stock Equivalents, as applicable, in accordance with clauses (A), (B), (F) or (G) of the definition of Excluded Securities below, the Company will not, directly or indirectly, offer, sell, grant any option to purchase, or otherwise dispose of (or announce any offer, sale, grant or any option to purchase or other disposition of) any of its or any Subsidiaries' equity or equity equivalent securities, including without limitation any preferred stock or other instrument or security that is, at any time during its life and under any circumstances, convertible into or exchangeable or exercisable for shares of Common Stock or Common Stock Equivalents (any such offer, sale, grant, disposition or announcement being referred to as a "Subsequent Placement").

(iii)            In addition to the restriction set forth in clause (ii) above, at any time on or prior to the later of (x) the date no Notes remain outstanding and (y) the six month anniversary of the Closing Date, other than with respect to Excluded Securities, neither the Company nor any of its Subsidiaries shall, directly or indirectly, effect any Subsequent Placement unless the Company shall have first complied with this Section 6.2(iii). The Company acknowledges and agrees that the right set forth in this Section 6.2(iii) is a right granted by the Company, separately, to the Investor and each Other Investor.

(1)   The Company shall deliver to the Investor an irrevocable written notice (the "Offer Notice") of any proposed or intended issuance or sale (the "Offer") of the securities being offered (the "Offered Securities") in a Subsequent Placement, which Offer Notice shall (v) include any offering documents and definitive documentation in connection with such Offer, (w) identify and describe the Offered Securities, (x) describe the price and other terms upon which they are to be issued and sold, and the number or amount of the Offered Securities to be issued and sold, and (y)  offer to issue and sell to or exchange with the Investors at least twenty percent (20%) of the Offered Securities, allocated among the Investors based on the Investor’s and each Other Investor's pro rata portion of the aggregate principal amount of Notes issued pursuant to this Agreement and the Other Exchange Agreements (each, a "Basic Amount") and (z) if the Investor elects to purchase its Basic Amount, any additional portion of the Offered Securities attributable to the Basic Amounts of other Investors as the Investor shall indicate it will purchase or acquire should the other Investors subscribe for less than their Basic Amounts (the “Undersubscription Amount”), which process shall be repeated until all Investors shall have an opportunity to subscribe for any remaining Undersubscription Amount.

(2)   To accept an Offer, in whole or in part, the Investor must deliver a written notice to the Company prior to 6:00 P.M., New York City time, on the first (1st) Trading Day immediately following the day in which the Investor received such Offer Notice (the "Offer Period"), setting forth the portion of the Investor's Basic Amount that the Investor, or an affiliate of the Investor that it designates, elects to purchase and, if the Investor or its designee shall elect to purchase all of its Basic Amount, the portion of any Undersubscription Amount, if any, that the Investor or its designee elects to purchase (in either case, the "Notice of Acceptance"). Notwithstanding anything to the contrary contained herein, if the Company desires to modify or amend the terms and conditions of the Offer prior to the expiration of the Offer Period, the Company may deliver to the Investor a new Offer Notice and the Offer Period shall expire at 6:00 P.M., New York City time, on the first (1st) Trading Day immediately following the day in which the Investor received such new Offer Notice. If the Basic Amounts subscribed for by the Investors are less than the total of all of the Basic Amounts and the Investor has subscribed for its entire Basic Amount and an Undersubscription Amount in its Notice of Acceptance, then the Investor shall be entitled to purchase, in addition to the Basic Amounts subscribed for, the Undersubscription Amount it has subscribed for; provided, however, if the Undersubscription Amounts subscribed for exceed the difference between the total of all the Basic Amounts and the Basic Amounts subscribed for (the “Available Undersubscription Amount”), the Investor shall only be entitled to purchase only that portion of the Available Undersubscription Amount as the Basic Amount of the Investor bears to the total Basic Amounts of all Investors that have subscribed for Undersubscription Amounts, subject to rounding by the Company to the extent it deems reasonably necessary.

(3)   The Company shall have ten (10) Trading Days from the expiration of the Offer Period above (the “Offer Expiration Date”) to offer, issue or sell all or any part of such Offered Securities as to which a Notice of Acceptance has not been given by the Investors (the "Refused Securities") pursuant to a definitive agreement (the "Subsequent Placement Agreement"), but only upon terms and conditions (including, without limitation, unit prices and interest rates) that are not more favorable to the acquiring Person or Persons or less favorable to the Company than those set forth in the Offer Notice. Upon the closing of the issuance or sale of all or less than all of the Refused Securities, the Investor or its designees shall acquire from the Company, and the Company shall issue to the Investor, the number or amount of Offered Securities specified in the Notices of Acceptance if the Investor has so elected, upon the terms and conditions specified in the Offer.

(4)   Any Offered Securities not acquired by the Investor, the Other Investors or other Persons in accordance with Section 6.2(iii)(3) above may not be issued or sold until they are again offered to the Investor under the procedures specified in this Section 6.2(iii).

(5)   The Company and the Investor agree that if the Investor elects to participate in the Offer, (x) neither the Subsequent Placement Agreement with respect to such Offer nor any other transaction documents related thereto shall include any term or provisions whereby the Investor shall be required to agree to any restrictions in trading as to any securities of the Company owned by the Investor prior to such Subsequent Placement or be required to consent to any amendment to or termination of, or grant any waiver, release or the like under or in connection with, any agreement previously entered into with the Company or any instrument received from the Company and (y) the Investor or its designees shall be entitled to the same registration rights provided to other investors in the Subsequent Placement.

(6)   Notwithstanding anything to the contrary in this Section 6.2(iii) and unless otherwise agreed to by the Investor, the Company shall either confirm in writing to the Investor that the transaction with respect to the Subsequent Placement has been abandoned or shall publicly disclose its intention to issue the Offered Securities, in either case in such a manner such that the Investor will not be in possession of any material, non-public information, by the Offer Expiration Date. If by the Offer Expiration Date no public disclosure regarding a transaction with respect to the Offered Securities has been made, and no notice regarding the abandonment of such transaction has been received by the Investor, such transaction shall be deemed to have been abandoned and the Investor shall not be deemed to be in possession of any material, nonpublic information with respect to the Company. Should the Company decide to pursue such transaction with respect to the Offered Securities, the Company shall provide the Investor and each Other Investor with another Offer Notice and the Investor and each Other Investor will again have the right of participation set forth in this Section 6.2(iii).

(7)   The restrictions contained in this Section 6.2(iii) shall not apply in connection with the following “Excluded Securities”: (A) issuances under any employee benefit plan or made pursuant to Nasdaq Listing Rule 5635(c)(4), and the exercise or conversion, as applicable, of any Common Stock Equivalents issued under any employee benefit plan or made pursuant to Nasdaq Listing Rule 5635(c)(4), provided that the exercise price or conversion price, as applicable, of any such Common Stock Equivalent is not lowered, none of such Common Stock Equivalents are amended to increase the number of shares issuable thereunder and none of the terms or conditions of any such Common Stock Equivalents are otherwise materially changed in any manner that adversely affects any of the Investors; (B) shares of Common Stock and/or Common Stock Equivalents, as applicable, issuable upon conversion or exercise, as applicable, of any Common Stock Equivalents which are outstanding on the date hereof; provided, that such issuance of Common Stock upon conversion or exercise, as applicable, of such Common Stock Equivalents is made pursuant to the terms of such Common Stock Equivalents in effect on the date hereof (provided that such Common Stock Equivalents are not amended, modified or changed on or after the date hereof); (C) any issuances of Common Stock pursuant to an offering by the Company of newly issued shares of Common Stock, which is incrementally sold into the Principal Market through a broker-dealer at the market price on the Principal Market in effect at the time of each such sale; (D) any issuances of Common Stock Equivalents upon conversion or exercise, as applicable, of any other Excluded Security hereunder pursuant to the terms of such other Excluded Security in effect on the date hereof (provided, that such other Excluded Security is not amended, modified or changed on or after the date hereof); (E) any issuances of Common Stock and/or Common Stock Equivalents in exchange for any Common Stock Equivalents outstanding on the date hereof (provided, that any such exchange shall not include any payment, directly or indirectly, to the Company (or any of its subsidiaries or affiliates) of any consideration (cash or otherwise) by the holder of such Common Stock Equivalents (or any of its affiliates)); (F) the Stock Issuance; (G) the Exchange and any Exchange (as defined in any Other Exchange Agreement); (H) any shares of Common Stock issued or issuable in connection with any bona fide strategic or commercial alliances, acquisitions, mergers, licensing arrangements, and strategic partnerships, provided, that (x) the primary purpose of such issuance is not to raise capital, and (y) the purchaser or acquirer or recipient of the securities in such issuance solely consists of either (I) the actual participants in such strategic or commercial alliance, strategic or commercial licensing arrangement or strategic or commercial partnership, (II) the actual owners of such assets or securities acquired in such acquisition or merger or (III) the stockholders, partners, employees, consultants, officers, directors or members of the foregoing Persons, in each case, which is, itself or through its subsidiaries, an operating company or an owner of an asset, in a business synergistic with the business of the Company and shall provide to the Company additional benefits in addition to the investment of funds; (I) shares of Common Stock issued to satisfy accounts payables owed by the Company and/or any of its Subsidiaries to a Person (the “Payee”); provided, that such shares of Common Stock are to be issued solely to such Payee (or its broker-dealer) in satisfaction of such applicable accounts payable without such Payee’s intent to transfer such Common Stock to any other Person in exchange for cash or other similar compensation (other than ordinary sales through a broker-dealer on the Principal Market); and (J) an issuance to a research or non-profit foundation or organization, in each case qualified under Section 501(c) of the Internal Revenue Code of 1986, as amended, in connection with an equity financing of the Company with gross proceeds to the Company not to exceed Five Million Dollars ($5,000,000).

6.3              Disclosure. The Company shall file a current report on Form 8-K on or before 8:30 a.m., New York City time, on April 22, 2020, describing the terms of the transactions contemplated by this Agreement, all in the form required by the Exchange Act and attaching the form of this Agreement and the Form of Note (and all schedules and exhibits thereto not otherwise attached), as exhibits to such filing (including all attachments, the “8 K Filing”). As of immediately following the filing of the 8-K Filing with the SEC, the Investor shall not be in possession of any material, nonpublic information received from the Company, any of its direct or indirect subsidiaries (“Subsidiaries”) or any of their respective officers, directors, employees, affiliates or agents, that is not disclosed in the 8-K Filing or in prior filings with the SEC. In addition, effective upon the filing of the 8-K Filing, the Company acknowledges and agrees that any and all confidentiality or similar obligations under any agreement, whether written or oral, between the Company, any of its Subsidiaries or any of their respective officers, directors, employees, affiliates or agents, on the one hand, and the Investor or any of its affiliates, on the other hand, shall terminate and be of no further force or effect. The Company shall not, and shall cause its Subsidiaries and its and each of their respective officers, directors, employees, affiliates and agents, not to, provide the Investor with any material, nonpublic information regarding the Company or any of its Subsidiaries from and after the date hereof without the express prior written consent of the Investor. To the extent that the Company, its Subsidiaries or any of its or their respective officers, directors, employees, affiliates or agents delivers any material, non-public information regarding the Company or any of its Subsidiaries to the Investor without the Investor’s express prior written consent, the Company hereby covenants and agrees that the Investor shall not have any duty of confidentiality to the Company, any of its Subsidiaries or any of their respective officers, directors, employees, affiliates or agents with respect to, or a duty to the Company, any of its Subsidiaries or any of their respective officers, directors, employees, affiliates or agents not to trade on the basis of, such material, non-public information. The Company understands and confirms that the Investor will rely on the foregoing in effecting transactions in securities of the Company.

6.4              Most Favored Nations. The Company hereby represents and warrants as of the date hereof and covenants and agrees from and after the date hereof that none of the terms agreed to with any Person relating to the amendment and/or exchange of the Warrants (or any amendment thereof) (other than the reimbursement of legal fees), is or will be more favorable to such Person than those of the Investor and this Agreement.

6.5              Fees and Expenses. Each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement.

6.6              Section 3(a)(9) Exchange. The Company acknowledges and agrees that the offer and sale of the Exchange Securities, in conformity with the terms of this Agreement, are exempt from the registration requirements of Section 5 of the Securities Act by virtue of Section 3(a)(9) thereof and that the holding period of the Exchange Securities being exchanged therefor may be tacked on to the holding period of such Existing Warrants.  The Company agrees not to take any position contrary to this Section 6.6. In consideration for the Company agreeing to issue the Shares being exchanged for Existing Warrants to the Investor via the DWAC system without any restrictive legend, the Investor acknowledges and agrees that it will not sell any of the Shares issued in exchange for Existing Warrants at any time that the Investor is notified by the Company in writing that the Company is not in compliance with its filing obligations under the Exchange Act at a time when such compliance is required for the Investor to sell the Shares pursuant to Rule 144. In addition, upon any such event, if requested by the Company, the Investor covenants and agrees to promptly return any Shares held by the Investor at such time pursuant to written directions given by the Company so that the Company (or its transfer agent) may add restrictive legends to such Shares consistent with the legend set forth in Section 2(g) of the Securities Purchase Agreement.

6.7              Public Information Failure. At any time from and after the Effective Time and ending at such time that all of the Exchange Securities may be sold without the requirement for the Company to be in compliance with Rule 144(c)(1) and otherwise without restriction or limitation pursuant to Rule 144, if the Company (i) shall fail for any reason to satisfy the current public information requirement under Rule 144(c) or (ii) has ever been an issuer described in Rule 144(i)(1)(i) or becomes an issuer in the future, and the Company shall fail to satisfy any condition set forth in Rule 144(i)(2) (a “Public Information Failure”) then, in addition to the Investor’s other available remedies, the Company shall pay to the Investor, in cash, as partial liquidated damages and not as a penalty, by reason of any such delay in or reduction of its ability to sell the Shares, an amount in cash equal to two percent (2.0%) of the product of (x) the largest number of Shares held by the Investor during any Public Information Failure and (y) the greatest Closing Sale Price (as defined in the Warrants) of the Common stock during any Public Information Failure, and on every thirtieth (30th) day (pro-rated for periods totaling less than thirty days) thereafter until the earlier of (a) the date such Public Information Failure is cured and (b) such time that such public information is no longer required for the Investor to transfer the Shares pursuant to Rule 144. The payments to which the Investor shall be entitled pursuant to this Section 6.7 are referred to herein as “Public Information Failure Payments.” Public Information Failure Payments shall be paid on the earlier of (i) the last day of the calendar month during which such Public Information Failure Payments are incurred and (ii) the third (3rd) business day after the event or failure giving rise to the Public Information Failure Payments is cured. In the event the Company fails to make Public Information Failure Payments in a timely manner, such Public Information Failure Payments shall bear interest at the rate of 1.5% per month (prorated for partial months) until paid in full. Nothing herein shall limit the Investor’s right to pursue actual damages for the Public Information Failure, and the Investor shall have the right to pursue all remedies available to it at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief.

7.                  Miscellaneous.

7.1              Successors and Assigns. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the parties hereto and the respective successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party, other than the parties hereto or their respective successors and assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

7.2              Governing Law; Jurisdiction; Jury Trial. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state or federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE TO, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

7.3              Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

7.4              Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of: (a) the time of transmission, if such notice or communication is delivered via email attachment at the email address as set forth on the signature pages attached hereto at or prior to 5:30 p.m. (New York City time) on a Trading Day, (b) the next Trading Day after the date of transmission, if such notice or communication is delivered via email attachment at the email address as set forth on the signature pages attached hereto on a day that is not a Trading Day or later than 5:30 p.m. (New York City time) on any Trading Day, (c) the second (2nd) Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service or (d) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications shall be as set forth on the signature pages attached hereto.

7.5              Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Investor. Any amendment or waiver effected in accordance with this paragraph shall be binding upon Investor and the Company.

7.6              Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms so long as this Agreement as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties. The parties will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s).

7.7              Entire Agreement. This Agreement represents the entire agreement and understanding between the parties concerning the Exchange and the other matters described herein and therein and supersede and replaces any and all prior agreements and understandings solely with respect to the subject matter hereof and thereof.

7.8               Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

7.9               Interpretation. Unless the context of this Agreement clearly requires otherwise, (a) references to the plural include the singular, the singular the plural, the part the whole, (b) references to any gender include all genders, (c) “including” has the inclusive meaning frequently identified with the phrase “but not limited to” and (d) references to “hereunder” or “herein” relate to this Agreement.

7.10            No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

7.11           Survival. The representations, warranties and covenants of the Company and the Investor contained herein shall survive the Closing and delivery of the Exchange Securities.

7.12            Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as any other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

7.13            No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

7.14            Independent Nature of Investor’s Obligations And Rights. The obligations of the Investor under this Agreement and any Other Investor under any Other Exchange Agreement are several and not joint with the obligations of any of the Other Investors, and the Investor shall not be responsible in any way for the performance of the obligations of any Other Investor under any Other Exchange Agreement. Nothing contained herein or in any Other Exchange Agreement, and no action taken by the Investor pursuant hereto or any Other Investor pursuant to thereto, shall be deemed to constitute the Investors as, and the Company acknowledges that the Investors do not so constitute, a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Investors are in any way acting in concert or as a group, and the Company shall not assert any such claim with respect to such obligations or the transactions contemplated by this Agreement or any Other Exchange Agreement and the Company acknowledges that the Investors are not acting in concert or as a group with respect to such obligations or the transactions contemplated by this Agreement and any Other Exchange Agreement. The Company acknowledges and the Investor confirms that it has independently participated in the negotiation of the transaction contemplated hereby with the advice of its own counsel and advisors. The Investor shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Agreement, and it shall not be necessary for any Other Investor to be joined as an additional party in any proceeding for such purpose.

[SIGNATURES ON THE FOLLOWING PAGES]

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered as of the date provided above.

THE COMPANY

OCUGEN, INC.

By:
Name: Shankar Musunuri, Ph.D.
Title: Chief Executive Officer

Address:	5 Great Valley Parkway, Suite 160
Malvern, Pennsylvania 1935

OPCO

OCUGEN OPCO, INC.

By:
Name: Shankar Musunuri, Ph.D.
Title: Chief Executive Officer

Address:	5 Great Valley Parkway, Suite 160
Malvern, Pennsylvania 1935

[Signature Page to Amendment and Exchange Agreement]

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered as of the date provided above.

INVESTOR

Name of Investor: ________________________________________________________

Signature of Authorized Signatory of Investor: __________________________________

Name of Authorized Signatory: ____________________________________________________

Title of Authorized Signatory: _____________________________________________________

Email Address of Authorized Signatory: _____________________________________________

Number of Existing Warrant:

Number of Shares:

Principal Amount of Note:

Restriction Percentage:

DWAC Instructions:

Investor’s address for delivery of Note and notices:

Email:

[Signature Page to Amendment and Exchange Agreement]